Exhibit 10.1

WAIVER AND MODIFICATION AGREEMENT

This Waiver and Modification Agreement dated as of September 14, 2023 (the “Agreement”) is by and between Volcon, Inc., a Delaware corporation (the “Company”), and the undersigned Purchasers (as defined below) identified on the signature pages hereto. Capitalized terms not defined herein shall have the meanings assigned to them in that certain (i) Securities Purchase and Exchange Agreement (the “SPA”) dated as of May 19, 2023 by and among the Company and each purchaser identified on the signature pages thereto (each, a “Purchaser” and collectively, the “Purchasers”); (ii) the amended and restated Original Issue Discount Senior Convertible Series A Notes and the amended and restated Original Issue Discount Senior Convertible Series B Notes dated as of May 24, 2023 (collectively, the “Amended and Restated Notes”) issued by the Company to each Purchaser; and (iii) the new Original Issue Discount Senior Convertible Notes dated as of May 24, 2023 (the “New Notes” and with the Amended and Restated Notes, the “Notes”) issued by the Company to each Purchaser.

WITNESSETH:

WHEREAS, on May 19, 2023, the Company entered into the SPA with the Purchasers whereby the Company issued to the Purchasers the Amended and Restated Notes in the aggregate principal amount of $27,173,913 (including an original issuance discount) and New Notes in the aggregate principal amount of $4,934,782 (including an original issuance discount);

WHEREAS, the Company is contemplating entering into an underwritten financing pursuant to which the Company will issue shares of Company common stock in an amount not to exceed $813,000 (the “New Financing”), which New Financing will be deemed to be a Dilutive Issuance (as defined in the Notes) and a Subsequent Financing (as defined in the SPA); and

WHEREAS, the Company is requesting a waiver from certain provisions of the Notes, in each case as provided in this Agreement, solely in order to enter into and consummate the New Financing.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.            Modification of Notes. Solely in connection with the entry into and consummation of the New Financing and issuance of the Company common stock pursuant to the New Financing, the Purchasers hereby agree that, notwithstanding the terms of the New Financing, the New Issuance Price (as defined in the Notes) with respect to the New Financing shall be deemed to be the greater of: (i) the price per share of Company common stock sold in the New Financing; and (ii) $0.55, each as subsequently adjusted pursuant to the terms of the Notes.

2.            Waiver of Subsequent Financing Restrictions. Solely in connection with the entry into and consummation of the New Financing and issuance of the Company common stock pursuant to the New Financing, the Purchasers hereby waive the restrictions set forth in Section 4.12 of the SPA with respect to a completion of the Subsequent Financing.

3.            No Implied Waiver or Consent. Except for the specific waiver and modification set forth above, nothing herein shall be deemed to be a consent to, amendment of or waiver of any covenant or agreement contained in the Transaction Documents (as defined in the SPA), and all covenants and agreements contained in the Transaction Documents (as defined in the SPA), as modified hereby, are hereby confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms.

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4.            Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Purchasers with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the Company and Purchasers. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

5.            Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

6.            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

7.            Termination. This Agreement shall terminate, be of no further force or effect and be void ab initio if the New Financing is not consummated on or prior to September 22, 2023.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

Volcon, Inc.

By:	/s/ Greg Endo
Name:	Greg Endo
Title:	CFO

EMPERY ASSET MASTER, LTD By: Empery Asset Management, LP, its authorized agent By: /s/ Brett Director Name: Brett Director Title: General Counsel

EMPERY TAX EFFICIENT, LP

By: Empery Asset Management, LP, its authorized agent

By:      /s/ Brett Director

Name: Brett Director

Title: General Counsel

EMPERY DEBT OPPORTUNITY FUND, LP

By: Empery Asset Management, LP, its authorized agent

By:       /s/ Brett Director

Name: Brett Director

Title: General Counsel

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